Exhibit 99.1

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CCBN StreetEvents Conference Call Transcript WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call Event Date/Time: Jan. 22. 2004 / 1:00PM ET Event Duration: N/A

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WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

C O R P O R A T E  P A R T I C I P A N T S

James Smith
Webster Financial - Chairman and CEO

Bill Bromage
Webster Financial - President, COO and Directors

Bill Healy
Webster Financial - EVP and CFO

Terry Mangan
Webster Financial - Investor Relations

C O N F E R E N C E  C A L L  P A R T I C I P A N T S

Jared Shaw
Keefe, Bruyette and Woods - Analyst

Laura Hunsicker
Friedman, Billings and Ramsey - Analyst

Salvatore DiMartino
Bear Stearns and Company - Analyst

Jim Ackor
RBC Capital Markets - Analyst

Bill McCrystal
McConnell, Budd and Downes, Inc. - Analyst

Kevin Timmons
C.L. King and Associates - Analyst

Jay Wintrob
Keefe Bruyette and Woods - Analyst

P R E S E N T A T I O N

Operator

Good afternoon ladies and gentlemen and welcome to the Webster Financial Corporation’s fourth quarter and year-end conference call. [Operator Instructions]

Also this presentation includes forward-looking statements within the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. With respect to Webster’s financial condition, results of operations and business and financial performance, Webster has based these forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions as described in Webster’s financial public filings with the SEC, which could cause future results to differ materially from historical performance or future expectations.

I would now like to introduce your host for today’s conference, Mr. James Smith, Chairman and Chief Executive Officer. Please go ahead, sir.

James Smith - Webster Financial - Chairman and CEO

Thank you. Good afternoon and welcome to Webster’s fourth quarter and full year investor call and Web cast. Joining me today are Bill Bromage, Bill Healy and Terry Mangan, Investor Relations. Other members of the Webster’s management team are also here to respond to your questions after our formal remarks, which take about 20 minutes or so.

As you’ve seen in our earnings release, we turned in a solid performance in the fourth quarter and for the year 2003, which was marked by significant achievement for Webster including double-digit loan and deposit growth and exceptional asset quality.

We’re especially pleased with the 19 basis point sequential quarter improvement in the net interest margin, which Bill Healy will comment on more specifically. I’ll simply say here that our mortgage banking activities have been an effective hedge against the impact of declining rates on our net interest margin, and we have a fundamentally improved position going forward because the average price of prepayable securities has declined to par plus 39 basis points from a high of just over 101% of par a year ago; thereby reducing the risk of premium amortizations going forward.

We believe in a stable to rising interest rate environment, our margin will expand further in the year ahead. In other words, the quality of our earnings is high.

The balance of my comments will focus on year-over-year performance, and Bill Healy will focus on quarter-over-quarter

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WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

results. Our loan portfolio grew 16% during the year and now totals $9.2 billion. The vast majority of this growth came from commercial and consumer loans and was organic. As a result, commercial and consumer loans represent 59% of the total loan portfolio at the end of 2003, compared to 57% a year ago.

Our first mortgage loan origination volume totaled $3.9 billion in 2003, up 50% from 2002, as four recently opened national wholesale regional offices were able to capitalize on the past year’s refinancing boom. Total deposits grew by 10% in 2003, with core deposit growth particularly strong at 14%. We grew our statewide deposit share by 20 basis points and grew our Fairfield county market share by 77 basis points according to the June 30, 2003 FDIC data. These gains reflect the success of our high performance checking products and our de novo branches in Fairfield County. Core deposits have grown at a compound annual rate of 16% since year-end 1999.

Total revenues excluding securities gains grew by 10% for the year and 8% for the quarter. Fee revenue drove the majority of growth in each instance with only a partial boost from recent acquisitions. Total revenue excluding securities gains have grown at a compounded annualized rate of 12.5% since 1999.

One of the key elements of our strategic plan is to better balance our revenues between net interest income and fee-based revenue. Excluding securities gains, non-interest income increased by 32% in 2003 from 2002, and represented 34% of total revenue compared to 29% in 2002. I’m especially pleased to talk about Webster’s strong asset quality and how we have successfully managed risk during a period of growth and transformation to a commercial bank. Our non-performing assets have declined by 7% from the end of Q3 and by 14% from a year ago, and now represent .29% of assets.

Our coverage ratios are strong at 1.32% of total loans and 320% of non-performing loans. A disciplined approach to credit management has been a hallmark of our institution through all the economic cycles we have faced. The net result is continuing earnings growth in a challenging operating environment and a cash return on equity of 16.2% for the quarter and 16.4% for the year. By successfully navigating a challenging operating environment, Webster enters 2004 in the best shape of its 17 years as a public company, ready and able to direct its course as a strong, growing regional financial services company with a bright future.

Our achievements in 2003 extend beyond financial performance. This was an historic year for us on two fronts. First, Webster bank filed for a National Bank charter late in the third quarter. Upon expected approval of this application later this quarter or in the second quarter, we will have completed our transformation to a commercial bank. As many of you know, this transformation was initiated over a decade ago, so I’m sure you can appreciate how proud we are to see our vision coming to fruition.

Our second historic achievement in 2003 was the October announcement to acquire First Fed America Bank corp. upon completion of the acquisition, our pro forma market cap will be about $2.7 billion and our footprint will extend clear across southern New England. Webster is uniquely positioned to be the favored homegrown provider of banking, insurance and investment services in our markets.

From a strategic perspective, Webster continues to focus on our primary object objectives of improving our loan and deposit risk, growing fee-based revenue and maintaining asset quality. While our pending chatter conversion will formalize our conversion to a commercial bank, the business model transformation is virtually complete already. We compare ourselves to an aggregate mid cap bank index that combines 17 publicly traded commercial banks with asset size of between 10 and $25 billion.

Our 1, 3 and 5-year annualized total returns of 35%, 20% and 13% rank well above the median performance at each interval for this peer group, even as our price earnings multiple at 12.5 times First Call estimates still lags the median by 1.5 multiple points. We’re confident we’ll wear out the remainder in the next year or two with increased understanding of our bank profile. Let me now ask Bill Healy to present the financial report for the quarter.

Bill Healy - Webster Financial - EVP and CFO

Thank you, Jim, and good afternoon for all of you joining us today. Webster’s fourth quarter and full-year performance once again fits nicely within the context of our strategic plan to grow loans, deposits, revenues and earnings while transforming the balance sheet and maintaining a disciplined approach to credit, enterprise risk and expenses.

Key trends in our recent performance include continued strength in our core loan and deposit growth, significant improvement in our asset quality with reductions in non-performing assets and classified loans, and continued strong growth in fee revenue categories. But most notable of all was the 19 basis point improvement in the net interest margin to 3.18% in the fourth quarter compared to 2.99% in the third quarter. This improvement, which I will describe more fully in a moment, reflects a reduction in the level of premium amortization within the mortgage backed securities portfolio as well as lowered funding costs for deposits and borrowings.

The above items contributed to net income of 41.4 million in the fourth quarter, or diluted EPS of 89 cents, a per-share increase of 5% over a year ago. Adjusting for the 2-cent per share affect of non-recurring merger expense for the acquisition of North American Bank and Trust, EPS would have been 91 cents in the quarter, an increase of 7% from a year ago.

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WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

For the full year, net income of $163.2 million resulted in per-share earnings growth of 6% before the cumulative effect of a change in accounting method during 2002. Total revenues excluding security gains were $161.1 million in the fourth quarter, an increase of 8% compared to a year ago, and relatively unchanged from the third quarter.

Total revenues excluding security gains were $627.4 million for the full year, and grew by 10% from 2002, and by over 12% on a compounded basis since 1999. The interest rate environment of the past year has had a noticeable effect on the composition of our total revenues, but the natural offsets that exist within our business model have served us well during this period.

Net interest income totaled one 107.3 million in this quarter and grew by almost 6.4 million or 6% from the third quarter. Part of this improvement is due to a reduction in the amount of premium amortization in our investment portfolio.

Total amortization in the fourth quarter was 2.3 million, a decrease of 3.8 million from the 6.1 million in the third quarter. At the same time, gains on the sale of loans which are almost entirely from our national wholesale mortgage business declined by 2.7 million to 2.9 million from 5.6 million in the third quarter. As you can see, the link quarter improvement in premium amortization and the decline in national wholesale gains just about offset. For the full year, premium amortization increased 13.6 million over a year ago, while national wholesale loan gains provided a partial offset, increasing 9 million over the prior year.

When the reduction of premium amortization is coupled with benefits from deposit re pricing and maturity of high-costing debt and swaps during the quarter, the net interest margin improved to 3.18% compared to 2.99% in the third quarter. Comparing to the third quarter, fee-based revenues declined by 6.1 million, or 10%. All this decrease occurred in gains on sale of loans and was the result of the 2.7 million reductions in national wholesale gains mentioned previously, and 4.2 million of gains on the sale of telecom loans in the third quarter.

Adjusting for these items, fee-based revenues increased by about 2% from the third quarter, primarily as a result of strength in financial advisory revenues. On a link quarter basis, non-interest expenses grew by 4.6 million, and that included 1.3 million in one-time acquisition, and $700,000 in operating cost that is ongoing related to the North American Bank merger. And 700 of additional incremental cost from a 75 million capital trust securities offering we did back in September of last year.

Professional services grew by 1 million due to one-time legal and consulting services, and salaries increased 2 million, with half related to lower FAS 91 deferrals and the balance in incentives linked to revenue growth. Turning to credit quality, our underlying trends are very favorable, with significant declines in non-performing assets and classified loans and improvement in our coverage ratios.

Non-performing assets declined by 14% to $42.9 million at December 31 compared to with 50 million a year ago, a decline of 7% from 46.1 million at September 30. The ratio of non-performing assets to total assets now stands at 29 basis points, while the allowance is 323% of non-performing loans. Net charge-offs totaled 3 million in the fourth quarter for an annualized charge-offs ratio of 13 basis points. The provision was 5 million, which resulted in an allowance to loans of 1.32% compared to 1.29% at September 30.

Turning to a review of Webster’s balance sheet, total assets at December 31, 2003 were $14.6 billion for growth of 8% compared to a year ago and were unchanged from September 30. Webster has posted strong double-digit loan growth over the past year, virtually all of which is organic. Year-over-year loan growth of 16% comes from all categories.

Looking at the linked quarter, commercial loans were up slightly, though the underlying core growth is masked by a $25 million decline in the specialized lending portfolio, and asset based loans declined $44 million during the quarter due to seasonal pay downs by its retailing customers. Excluding these segments, the portfolio increase by almost $92 million from September 30. Commercial real estate loans grew by $94 million, or 8%.

Commercial loans grew slightly. Our consumer loans continued to be primarily home equity, roughly 70% are lines and 30% are fixed. On the liability side of the balance sheet, deposits grew 10% from a year ago and 3% from September 30. Core deposits consisting of checking, money market and savings accounts total 5.6 billion at December 31 and grew by 14% from a year ago and 3% from September 30.

Core deposits have grown at a 16% compounded growth rate since 1999. Capital trust securities of 185.3 million that showed as a separate line on the balance sheet at September 30 were de consolidated under the provisions of Fen 46, which Webster adopted on December 31. The associated liabilities are now reported under other long-term debt, which explains the increase that you see in this category from September 30.

The securities portfolio totaled 4.3 billion at year-end, a change from September 30. The portfolio continues to represent slightly under 30% of total assets. For comparison, securities represented 27% of total assets at September 30 for the mid cap commercial peer group that we compare ourselves to. We continue to position the portfolio to benefit from prime rising rates and concentrate our efforts on purchasing shorter duration securities like hybrid ARMs and CMOs that will have minimal extension risk as interest rates rise.

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WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

The average duration of the portfolio was 3.0 years compared to 2.9 years at September 30. The portfolio yield of 4.20% during the quarter is up from 4.04 in the third quarter. Unrealized gains at December 31 were $21 million. We are also keeping our funding short in order to benefit from the (inaudible) yield curve. Our interest rate profile is fairly neutral to parallel rate shocks. For a 100 basis point upward shock in rates, we would expect our net income to decline about 1.5% or 6 cents per share over a 12-month time frame.

I will now comment on our overall expectations for 2004. They do not include our pending acquisition of First Fed. We do not give or confirm estimates or ranges, but speak to our overall trends. Needless to say, there is always uncertainty with any economic forecast, but our base case expectations call for the Fed to acknowledge economic growth and raise short term rates by 50 basis points in May with the Fed funds rate ending up at year end 100 basis points higher than where it is today.

Long-term rates stay at current levels for a few months, and then gradually rise during the remainder of the year. Loan and deposit growth will be similar to what we achieved in 2003. Low to mid teens, on loans and high single digits on deposits. On deposits, low cost core deposits will lead to growth; high performance checking products and our de novo initiative will drive deposit growth in this area faster than the market. Our net interest income growth will reflect the expected increase in loans funded in part with low cost core deposits.

Non-interest income growth will be modest, as double-digit growth in fee revenues will be offset by a declining gains on sale of loans as mortgage origination volumes return to a more normal level in 2004. Expenses will grow in the mid single digits as we continue to invest in strategic initiatives and projects and benefit from process improvement efforts. Net charge-offs will improve from 25 basis points in 2003 to around 20 basis points or less in 2004. Overall asset quality measures should continue to remain strong.

In summary, EPS per share growth in 2004 will be driven by loan and deposit growth, higher net interest income, higher fee revenues, and aggressive expense management.

Now let me turn it back to Jim for his closing comments.

James Smith - Webster Financial - Chairman and CEO

Thank you, Bill. Let me conclude by reaffirming Webster’s profile and mission as we enter the New Year. We’re a financial services provider that helps individuals; families and businesses in our primary markets meet their financial goals. We provide banking, insurance and investments with the goal of attracting and building strong customer relationships, leveraging our leading competitive position and good reputation as a trusted local provider. We also have specialty lending capabilities including equipment finance, wholesale mortgage banking, asset based lending and commercial real estate, which operate in our markets and on a broader geographic scale.

Soon, Webster will be the largest publicly traded bank based in southern New England. Our vision is to be the leading financial services provider in our primary markets. We will achieve this goal over the next several years through the successful execution of our strategic plan for growth. By continuing to grow our franchise faster than the market, and we are determined to find a way to achieve our ambitious goals. We’ll maximize the advantages of our New England heritage of milling our customers well, making decisions at the local level and living and investing in the communities we serve. Thank you for your interest in Webster. We’ll now be pleased to respond to your questions.

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Q U E S T I O N  A N D  A N S W E R

Operator

Thank you sir. (Operator Instructions) Your first question comes from the line of Jared Shaw, KBW.

Jared Shaw - Keefe, Bruyette and Woods - Analyst

Good afternoon and congratulations on a good quarter.

James Smith - Webster Financial - Chairman and CEO

Thanks, Jared.

Jared Shaw - Keefe, Bruyette and Woods - Analyst

Could you give me more detail on the financial advisory line? It doesn’t fell it was a good quarter there. Is that something that’s starting to rebound a little more or is that a one-off thing this quarter?

James Smith - Webster Financial - Chairman and CEO

Bill Bromage?

Bill Bromage - Webster Financial - President, COO and Director

It’s up to so say had an excellent quarter, very strong in all other segments for specially in the investment banking, they had a number of transactions to close in the fourth quarter. Also we’re pleased with those results. We are hopeful that the strength will continue, perhaps not at the level we saw in the fourth quarter, but they go into the year with a good backlog and, as you know, that business, the timing of closings, it could be the first quarter, could be the second, but they have a strong backlog as they go into the new year, but the proof is in the pudding in closing those, but we had a very strong quarter and expect that we’re on track there where we have not been for a while.

Jared Shaw - Keefe, Bruyette and Woods - Analyst

Thanks. Then on the provision, you know, you mentioned the charge-offs you expect to come down in 2004 about five basis points. Do you have a target for the allowance to total loan portfolio?

Bill Bromage - Webster Financial - President, COO and Director

Yes, we do have a target. We have a range generally somewhere between 125 and up to 140. Even though the asset quality is outstanding, we’re also looking forward to the commercial risk profile that we have and the amount of growth that we expect in the portfolio. Currently we’re expecting somewhere 5 to $6 million a quarter might be a range for what we would anticipate we’d be provisioning.

Jared Shaw - Keefe, Bruyette and Woods - Analyst

OK. Then on the compensation expense line, you were saying that -- it sounded like there were more of fourth quarter-specific events. Do you expect that to go down to more of the recent trend levels at the beginning of next year?

Bill Bromage - Webster Financial - President, COO and Director

I think some of that could be tried to the quarter that we had at Duffin.

Jared Shaw - Keefe, Bruyette and Woods - Analyst

Then if you could speak to how the businesses you’ve bought over the last year, year and a half have continued to progress?

Bill Bromage - Webster Financial - President, COO and Director

Sure. And we’re actually quite pleased with the acquisitions we made, particularly Whitehall, which, as you know was about 16 months ago now, has been very successful for us, is exceeding our expectations. It operates as a separate unit under the name now Webster Business Credit. The insurance agency acquisition we made and the JF acquisition are integrated into Webster Insurance, operating off of a similar platform with Monthag and Montiello, running separately risk-based and self-funding services.

Again, we’re pleased with the progress we’ve made in that area and look forward to improving the results in the insurance group from there. North American Bank and Trust was fully integrated moments after we closed. We’re pleased with the results. We call it reasonably seamless transition. And then in other areas, we’re moving forward on the FAB acquisition and the integration. We’re expecting we will probably close that, I’d say late April might be a good time to suggest for that.

One other acquisition I think I ought to mention again is the budget installment corp acquisition of the premium finance company,

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WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

which has well exceeded expectations from the time of that acquisition with their out standings growing by about 50% or more since we made that acquisition. So all in all, I think we’re pretty pleased with the recent acquisition activity.

Jared Shaw - Keefe, Bruyette and Woods - Analyst

Great. Thank you very much.

Operator

You have a question from Laura Hunsicker of F.B.R.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

Good afternoon. Great quarter.

Bill Bromage - Webster Financial - President, COO and Director

Thank you, Laura.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

Just wondered if you could give us clarification just on a couple things in your commercial portfolio, I guess starting with Whitehall, Jim, that you mentioned. If you could just go through where the balances stand and in the framework of the (inaudible) and in terms of the 14 million in terms of the non-performers in that portfolio, how much is coming from Whitehall, and then also in the commercial business portfolio, if you could also update us on the -- I know there were two credits that came in last quarter, and it looks like your non-performers were flat link quarters, there was no drop there. So I assume the status is the same but just didn’t know. Clearly the overall balance has declined nicely.

Bill Bromage - Webster Financial - President, COO and Director

The last one first, then come to Webster Business Credit, in sixth portfolio, that balances come down 125 on the year, 25 million on the quarter. The non-performers in that are the same non-performers that were there, there are two of those, and there’s a third that that was there at the end of the quarter, and we are fairly confident that a good portion if not all of the principal outstanding is realizable, and we’re planning the timing of our exit to realize the best out come for Webster.

With respect to Webster business credit, former Whitehall, that portfolio as of December was $525 million. That includes what was our original Webster Bank asset base lending which is less than 20% of that total, and that portfolio came down, as Bill mentioned, slightly under $50 million in the fourth quarter, which is the normal seasonal runoff we expect. About a third of that portfolio is retail business, and they go through obviously their seasonal sale time in the fourth quarter, and we see the pay down commensurate with that, which obviously we’re pleased to see. That has continued to perform well. There are a couple of credits in there that are non-performing. One of those comes out of the original Whitehall, an equipment supply company, for about $7.5 million, and we are monitoring that closely as we go forward.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

And that was the one that -- I guess that one came over back in the June quarter, right or no?

Bill Bromage - Webster Financial - President, COO and Director

Yes.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

OK.

Bill Bromage - Webster Financial - President, COO and Director

Yes, it did.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

OK. And is there anything else then that has subsequently been added?

Bill Bromage - Webster Financial - President, COO and Director

No.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

OK. So just that one. OK. And then I’m sorry being back to what you said on the SNIC, you said a good portion of those two credits were likely to be realized. What would you estimate, kind of like early, mid 2004, sometime in 2004?

Bill Bromage - Webster Financial - President, COO and Director

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WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

I guess, Laurie, the best estimate sitting here now would be the first half, but we’re going to play that very carefully to make sure that we optimize our return. We’re not uncomfortable with what our position is.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

Got it.

Bill Bromage - Webster Financial - President, COO and Director

And we think if you look at our non-performers overall, in aggregate, we’re at the low end of what we would expect to be a normal and acceptable-

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

Oh, absolutely. Your asset quality is excellent, no question. Just one more question on asset quality before we get off. You had a $14 million loan, back to your business-banking portfolio, I apologize for jumping around that you had initially placed on non-performing status in first quarter of 2003 and then subsequently you charged it to zero, and I know that you were working to collect on that loan. Is there any update on that?

Bill Bromage - Webster Financial - President, COO and Director

We have collected some proceeds. We have a nominal -- we have a nominal outstanding, under $100,000 or so now, book carrying value. We’ve probably collected three quarters of a million dollars on that to date. That was a fraud situation, and which was subsequently followed by a fire arson, and we are in the negotiations with the insurance company, this was a large credit and a number of banks are in negotiations with the insurance carriers trying to determine what the settlement will be, and that will go through the normal process that those types of transactions. We have no carrying value. We continue to monitor it aggressively, and are hopeful at some point, we will have a recovery, but it’s difficult to project when you’re in this type of settlement negotiation.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

And, I mean, do you think -- obviously it’s difficult to project, but do you think that might happen this year (inaudible)?

Bill Bromage - Webster Financial - President, COO and Director

Laura, I’d be uncomfortable saying that it would.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

OK. Fair enough.

Bill Bromage - Webster Financial - President, COO and Director

We’re hopeful, but I’d be uncomfortable to upset that expectation.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

Great. Two other things this if you could comment on. Within your other income line, the $2.4 million, that compares to the other “other” income line of $2.7 million in September. I remember in September, the 2.7 had included about 1.6 million on insurance investment, etc., something you recognized there, so that we had expected that line to run a little bit lighter. Is there anything non-recurring in that, or is that, roughly give or take 2.5 million a good number going forward?

Bill Bromage - Webster Financial - President, COO and Director

Laura, this quarter there’s a little over a million dollars in there of gain on a direct investment.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

OK, great. And then one last question. The closing on FAB, it’s just been pushed off a little bit. Can you comment a little bit more on that?

Bill Bromage - Webster Financial - President, COO and Director

I think we announced we expected to close in the first or second quarter, and at this point, we’re saying we’ll close early in the second quarter.

Laura Hunsicker - Friedman, Billings and Ramsey - Analyst

OK. Great. Thank you very much. Nice quarter.

Bill Bromage - Webster Financial - President, COO and Director

Thank you.

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FINAL TRANSCRIPT
WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

Operator

You have a question from Sal DiMartino of Bear Stearns. Please proceed.

Salvatore DiMartino - Bear Stearns and Company - Analyst

Hi, guys. Nice quarter.

James Smith - Webster Financial - Chairman and CEO

Thanks, Sal.

Salvatore DiMartino - Bear Stearns and Company - Analyst

Just a couple of questions. One, what was the loan in deposit growth ex-North American? I mean, was it just, I don’t think it contributed that much, but, secondly, on insurance revenues, they trended down all year on a quarterly basis? Is that just the nature of the beast, or is this becoming more competitive?

James Smith - Webster Financial - Chairman and CEO

Let me try to answer that. First North American had, I think, total assets were around 190 million or so, deposits were around 150 million, and the loan portfolio was about 100 million.

Salvatore DiMartino - Bear Stearns and Company - Analyst

OK.

James Smith - Webster Financial - Chairman and CEO

And we closed that, as you know, in the fourth quarter. So, it had a modest impact, that meaningful overall much as it’s worked out very well and we’re very pleased that they chose us as their partner. As far as the insurance revenues are concerned, that is a seasonal business. Generally the first quarter is a strong quarter, and you’ll often see that the subsequent quarters in the year are generating modestly less revenue.

Salvatore DiMartino - Bear Stearns and Company - Analyst

And just, can you refresh my memory on the DeNovo expansion into Fairfield county? How many branches have you opened so far and how many are you planning to open? And then I also have a question on the charter conversion. It looks as though the timing has been pushed back a bit from what you told us earlier.

James Smith - Webster Financial - Chairman and CEO

Yes, let me take the second question first. We always like to get things done ahead of when we say we will, and as you recall, we had said we expected, we’d get that done by year-end or by the first quarter. We’re actually right now, because of our multistate strategy, particularly with the DeNovo branching, we’re working with the OCC to determine what’s the best structural way to accommodate that strategy. That is the reason that we haven’t got it completed yet, and we’re pretty confident we’ll get it done by Q2.

Salvatore DiMartino - Bear Stearns and Company - Analyst

OK.

James Smith - Webster Financial - Chairman and CEO

And then on the DeNovo branching, we have five branches now, that we have open de novo in Fairfield county to go along with the 12 other branches we have in Fairfield county, so we have a more impressive presence there than simply the five new branches. And we’re looking in Fairfield county and into West Chester county to be opening somewhere around eight branches or so in 2004, and then continuing along that line, bulking up over the next couple of years after that.

Salvatore DiMartino - Bear Stearns and Company - Analyst

Great. Thank you.

James Smith - Webster Financial - Chairman and CEO

But generally, if you’re looking for a branch-opening rate, we’re somewhere around two a quarter is what we’ve decided is the best thing for us to be doing at this point.

Salvatore DiMartino - Bear Stearns and Company - Analyst

OK. Thanks, Jim.

Salvatore DiMartino - Bear Stearns and Company - Analyst

Thank you, Sal.

Operator

You have a question from Jim Ackor of RBC Capital Markets. Jim, you’re on the question queue.

Jim Ackor - RBC Capital Markets - Analyst

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FINAL TRANSCRIPT
WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

Hello. Can you hear me?

James Smith - Webster Financial - Chairman and CEO

Jim, how are you?

Jim Ackor - RBC Capital Markets - Analyst

Good. A little bleep-out there. I’m doing fine. How are you?

James Smith - Webster Financial - Chairman and CEO

Very well, thanks.

Jim Ackor - RBC Capital Markets - Analyst

I’ve got a couple of questions for you. First of all, with the charter change, do you anticipate any changes in how you have to classify any of your non-performing assets in any of your segments, consumer or commercial?

James Smith - Webster Financial - Chairman and CEO

No, we don’t.

Jim Ackor - RBC Capital Markets - Analyst

OK. Next question, you mentioned the opening of some wholesale offices. I was wondering if you might just be able to kind of refresh my memory with regard to what that wholesale network looks like in terms of number of branches, geographies in general, number of employees or associated expenses, and where you see this network going in terms of the mix of the loans that it’s producing and what the variability of the expense base is depending on what happens with demand for residential mortgage loans and home equity loans.

James Smith - Webster Financial - Chairman and CEO

I didn’t hear the second question, Jim.

Jim Ackor - RBC Capital Markets - Analyst

You didn’t hear any of it?

James Smith - Webster Financial - Chairman and CEO

No, the e-vox what you say on this well I am sorry - the home equity loan question.

Jim Ackor - RBC Capital Markets - Analyst

I must have a bad, bad connection. Let me see if I can speak up a little bit. On the wholesale network, you mentioned -

James Smith - Webster Financial - Chairman and CEO

I got that.

Jim Ackor - RBC Capital Markets - Analyst

Really OK. Yes. I’m just trying to figure out if you could give us a little bit of color as to what this network looks like in terms of branches, geography, expense base. What sort of variability there is in the expense base based on what happens with loan demand on the mortgage and home equity side, and where you might see this network going in terms of size.

James Smith - Webster Financial - Chairman and CEO

All right. Let me ask Bill Bromage to respond.

Bill Bromage - Webster Financial - President, COO and Director

Yes, on our wholesale network, we currently have four offices. Or I should say five. We have one here in Connecticut that is part of that organization what we call our national wholesale. In addition, we have Chicago, Phoenix, Seattle, and Atlanta, so we carve the country up, if you will, into five regions. We anticipate sometime in the first half of next year that we would open one incremental office in the southwest, probably in Texas, and we operate, therefore, with a staff in those areas that work with brokers in that market.

Our volume obviously was considerable last year. We would expect that we will do about 75% or 80% of what we did last year, even though the market is off about 50% as we go forward, and that’s because we will be opening up the incremental office, and one of the offices we had last year will be reaching maturity where it was not at maturity during the course of the year, so we expect our production to be off but not quite as much as the market, mostly because we’ve increased our foot footprint in and our reach in that business. And we originate through that network both first mortgages and equity lines. The equity product, are relatively new in the second half of last year, and we are expecting more performance out of our national wholesale network in equity lending going forward than we achieved in ’03. Simply because of the timing of the introduction of the product set.

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WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

From an expense base, if you were to exclude our purely commissioned production people, we have dropped our number of people about one-third since the middle of the year, when we peaked in volume. So as volume came down, we cut our expenses. A good portion of that expense base was what we would refer to as temporary contract help or temporary help, so we’ve got us a cab rate of permanent people that we depend upon to bring the skill and expertise, if you will, and then we supplement that during peak volumes, and that worked well for us on the downside, and we’ll continue to monitor that closely and move down further should that become warranted in our expectations not be met.

Jim Ackor - RBC Capital Markets - Analyst

Any sense for what the mix might look like in terms of home equity versus traditional firsts in 2004?

Bill Bromage - Webster Financial - President, COO and Director

In ’04?

Jim Ackor - RBC Capital Markets - Analyst

Yes.

Bill Bromage - Webster Financial - President, COO and Director

Yes, in ’04, I’d suggest we’d probably do about 30%, maybe a third in equities and two-thirds in firsts. That’s across all of our channels. That’s not simply the wholesale channel, but that’s also our retail end market channel.

Jim Ackor - RBC Capital Markets - Analyst

OK. And if I could just ask one more quick question The expense associated with the interest expense or whatever I guess you call it, for the capital trust, non-interest expense in this quarter, is that going to remain there going forward?

Bill Bromage - Webster Financial - President, COO and Director

Jim, in adopting at December 31st FIN 46, going forward now, we will be reclassifying all of that, you know, capital securities expense that had been included in other operating expenses back up in the margin, and going forward, you know, the impact of that is probably going to be, you know, maybe nine basis points. So going forward from where we are today, you can see whatever your projection for the margin would be, take nine basis points off of that for the re-classification of that expense up there. And that will reduce the margin.

Jim Ackor - RBC Capital Markets - Analyst

Perfect. Thanks a lot.

Bill Bromage - Webster Financial - President, COO and Director

Thanks Jim.

Jim Ackor - RBC Capital Markets - Analyst

Thanks a lot.

Operator

You have a question from Bill McCrystal.

Bill McCrystal - McConnell, Budd and Downes, Inc. - Analyst

Good afternoon, gentlemen.

James Smith - Webster Financial - Chairman and CEO

Good afternoon.

Bill McCrystal - McConnell, Budd and Downes, Inc. - Analyst

Jim, in some points last year, you gave some indications of what the insurance business was going to do in 2003, and if you could refresh me on what your goals were versus how they performed and what the sense is for 2004?

James Smith - Webster Financial - Chairman and CEO

Sure. I’ll tell new 2003, we expected we do about 40 million in revenue, and -- what’s that? And we were pretty much on the number there, and I believe the projection for 2004 is around 43 million or so with the improvement coming in organic growth. We also are looking to achieve a little higher operating margin. We’d like to boost that up to around 25% within a couple years. We’re somewhere around the 19% area now.

Bill McCrystal - McConnell, Budd and Downes, Inc. - Analyst

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FINAL TRANSCRIPT
WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

OK. And then just -- generic role here, as you go into Massachusetts, what are your thoughts and potential business opportunities with the Bank America-Fleet transaction?

James Smith - Webster Financial - Chairman and CEO

First of all, we’re really excited about the opportunity to combine with First Fed. They’re very much like us. Their strategy is similar to ours. The markets they serve are similar. They’re very excited about the combination as well, and I think we’ll be stronger together, there’s no doubt about that. The way that we’ve looked at the opportunity is to try to increase our share of the markets that we are serving, and then to expand those markets through novo expansion or through acquisition.

We will be focused as we have on picking up more than our relative share of the churn in the market, and to the extent that the recent transactions cause some disruption, there’s going to be more churn, and we’re focused on picking up a portion of that. So we think that whatever disruption may occur could just add a point or two, let’s say, to our growth rate that might not otherwise have been there over the next year or two.

Bill McCrystal - McConnell, Budd and Downes, Inc. - Analyst

Thanks very much.

James Smith - Webster Financial - Chairman and CEO

I’ll tell you, just to be quite specific, is that every one of our business units has a business plan that is related to capitalizing on the disruption that may occur in the market.

Bill McCrystal - McConnell, Budd and Downes, Inc. - Analyst

Thank you.

Operator

You have a question from Kevin Timmons of C.L. King.

Kevin Timmons - C.L. King and Associates - Analyst

Most of mine were hit on already but a couple quick ones. Tax rate was a little lower this quarter. Will it go back to around 33 next quarter?

Bill Bromage - Webster Financial - President, COO and Director

Yes, it will, Kevin.

Kevin Timmons - C.L. King and Associates - Analyst

OK. The premium amortization, can you give me the Q3, Q4 numbers?

Bill Bromage - Webster Financial - President, COO and Director

Sure. In Q3, the number was 6.1, 4.9 in Q2 and 3.2 in Q1.

Kevin Timmons - C.L. King and Associates - Analyst

OK. Also the professional services and marketing expense numbers, one was up, one was down. Where do they kind of flush out in Q1?

Bill Bromage - Webster Financial - President, COO and Director

Well, marketing is kind of seasonal. We expense based upon our spending pattern, and I think you’ll notice that, you know, there is some seasonality in the sense that it’s high in the first quarter, low in the second quarter, and, you know, the work that, or the expense that is we had in consulting and professional practices was just some work that we had done this quarter. I’d say that maybe a third of that would be ongoing.

Kevin Timmons - C.L. King and Associates - Analyst

OK. Thank you.

Bill Bromage - Webster Financial - President, COO and Director

Thanks, Kevin.

Operator

You have a question from Jay Wintrob of KBW.

Jay Wintrob - Keefe Bruyette and Woods - Analyst

Good afternoon.

Bill Bromage - Webster Financial - President, COO and Director

Hello, Jay.

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FINAL TRANSCRIPT
WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

Jay Wintrob - Keefe Bruyette and Woods - Analyst

How are you today?

Bill Bromage - Webster Financial - President, COO and Director

Good.

Jay Wintrob - Keefe Bruyette and Woods - Analyst

Good quarter. I have a question, about 3-1/2 months ago, you announced the acquisition of First Fed, and that will take you tangible common equity ratio down. You said at the time that you would restore it by the end of the year, up over 5%. Could you talk about where you expect that to settle in? And I’m assuming you still feel comfortable getting there by that date.

Bill Bromage - Webster Financial - President, COO and Director

Jay, we do. You’ll remember that part of that strategy was a de leveraging strategy, that we would do based upon our coming together with First Fed.

Jay Wintrob - Keefe Bruyette and Woods - Analyst

Right.

Bill Bromage - Webster Financial - President, COO and Director

We continue to work towards executing that strategy. When we do come together, part of that was sale of securities and the other part of that was sale of our home equity portfolio, so, you know, we don’t see the numbers that we had talked about at this point changing from what we told you. You know, we think that, you know, the improvement that we are going to get in our tangible ratio should be somewhere around 40 or 50 basis points. We think that, you know, the annual income, you know, give up on that will be around 3.2 million, and there will be an improvement to margin of somewhere around 20 basis points.

Jay Wintrob - Keefe Bruyette and Woods - Analyst

And so you figure that you’re going to stay at that level for tangible equity going into 2005?

Bill Bromage - Webster Financial - President, COO and Director

And I would hope that we would build on that, you know, through earnings retention, you know, we grow somewhere around 10 to 15 basis points a quarter, and so I would look for continued growth given, you know, steady state.

Jay Wintrob - Keefe Bruyette and Woods - Analyst

Great. Thanks a lot.

Bill Bromage - Webster Financial - President, COO and Director

OK.

James Smith - Webster Financial - Chairman and CEO

Thank you, Jay.

Operator

[Operator Instructions]. I’m showing no questions at this time. I’d like to turn the call back over to you for closing remarks.

James Smith - Webster Financial - Chairman and CEO

Thank you all for being with us today. Look forward to talking with you again soon.

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WBS - Q4 2003 Webster Financial Corp. Earnings Conference Call

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